UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2016
FIVE9, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-36383	94-3394123
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Bishop Ranch 8
4000 Executive Parkway, Suite 400
San Ramon, California 94583
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (925) 201-2000
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On November 1, 2016, Five9, Inc. (the “Company”) announced its financial results for the fiscal quarter ended September 30, 2016. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1 furnished herewith) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2016, the Compensation Committee of the Board of Directors of the Company (the “Committee”) promoted Daniel Burkland, the Company’s Executive Vice President of Sales and Business Development, to a newly created position of Executive Vice President of Global Sales and Services. In this new role, Mr. Burkland will additionally assume the duties and responsibilities previously performed by Michael Crane, who had been the Company’s Executive Vice President of Services.

In connection with Mr. Burkland’s promotion, on October 31, 2016, the Committee also approved the termination of Michael Crane as the Company’s Executive Vice President of Services. Subject to the satisfaction of certain conditions, Mr. Crane will receive the severance benefits to which he is entitled under the Company’s Key Employee Severance Benefit Plan, comprised of (i) a lump sum cash payment equal to six months of his base salary ($129,230.77 in the aggregate), and (ii) either payment of the premiums for his continued post-termination health insurance coverage or continued coverage under the Company’s health insurance plan for up to six months after his termination.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company on November 1, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE9, INC.

Date: November 1, 2016	By:	/s/ Barry Zwarenstein
Barry Zwarenstein
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release issued by the Company on November 1, 2016